EXHIBIT 10.2

                              DI INDUSTRIES, INC.

                     NON-QUALIFIED STOCK OPTION AGREEMENT

      THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") made as of September 3, 1996, by and between DI INDUSTRIES, INC., a corporation organized under the laws of the State of Texas (the "Corporation"), and THOMAS P. RICHARDS, an individual (the "Optionee");

                             W I T N E S S E T H:

      WHEREAS, as an inducement to Optionee's agreement to enter into a contract of employment with the Corporation and to provide the Optionee with additional incentive to further the business of the Corporation, the Corporation has agreed to grant the Optionee options to purchase shares of common stock, $0.10 par value ("Common Stock"), of the Corporation under the terms of an Employment Agreement dated as of even date herewith (the "Employment Agreement"); and

      WHEREAS, the Corporation and the Optionee desire to set forth the terms and conditions of such options to purchase Common Stock;

      NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

      1. GRANT OF OPTION. Subject to the terms and conditions hereinafter set forth, the Corporation hereby grants to the Optionee an option (the "Option") to purchase all or any part of an aggregate number of two million (2,000,000) shares of Common Stock (such shares, as increased or decreased in accordance with Section 9 hereof, being referred to hereinafter as the "Option Shares") at an exercise price of $[the lesser of $1.50 or market at effective date of grant] per share (hereinafter the "Exercise Price").

      2. EXERCISE PERIOD. Subject to Sections 8(c) and 9, the Option shall be exercisable by Optionee as to twenty percent (20%) of the Option Shares on December 31, 1996, as to an additional twenty percent (20%) of the Option Shares one (1) year after the date of this Agreement, as to an additional twenty percent (20%) of the Option Shares two (2) years after the date of this Agreement, as to an additional twenty percent (20%) of the Option Shares three
(3) years after the date of this Agreement, until the fourth anniversary of the date of this Agreement, after which time the Option shall be exercisable in full. The Option shall expire and terminate as to any Option Shares not purchased by the Optionee on or before the tenth anniversary of the date of this Agreement (the "Expiration Date"), subject to earlier termination as set forth herein.

      3. METHOD OF EXERCISING THE OPTION. The Option shall be exercised by the Optionee delivering to the Corporation (i) written notice from the Optionee stating that the Optionee is exercising the Option and specifying the number of Option Shares that the Optionee is entitled to purchase (the "Notice"), which shall be in form and content identical to ANNEX I hereto and (ii) the aggregate Exercise Price (the "Payment") for the number of Option Shares that the Optionee is entitled to purchase, which Exercise Price must be in the form of (a) cash or a cashier's or certified check payable to the order of the Corporation, or (b) the tender to the Corporation of such number of shares of Common Stock owned by the Optionee having an aggregate fair market value as of the date of exercise that is not greater than the total Exercise Price for the shares of Common Stock with respect to which the Option is being exercised and by paying the remaining amount of the Exercise Price in cash. If Optionee has transferred all or a portion of the Options to the Partnership as contemplated by Section 4 below, the Partnership shall be treated as the Optionee for purposes of the option exercise provisions of this Section 3. For purposes of this Agreement, the fair market value of a share of common stock on any particular date shall be the last sales price of the Common Stock on that date as reported on a national securities exchange or on the NASDAQ National Market System or, if last sale reporting quotation is not available for the common stock, the average of the bid and ask prices for the common stock at the end of the trading day, as reported by NASDAQ or in the National Quotation Bureau, Inc.'s "Pink Sheets" or, if such quotations are not available, such fair market value will be determined by the mutual agreement of the Corporation and the holder of the Options, without regard to any restriction other than a restriction that, by its terms, will never lapse.

      4. TRANSFERABILITY OF OPTION. Except as set forth below in this Section, the Option shall not be transferable or assignable, in whole or in part, and except as otherwise provided in this Section 4 or Section 9 of this Agreement, the Option shall be exercisable (i) only by the Optionee during his lifetime, or
(ii) in the event of his death, by his heirs, representatives, distributees, or legatees in accordance with his will or the laws of descent and distribution (but only to the extent that the Option would be exercisable by the Optionee under Section 2). The Corporation and Optionee acknowledge that Optionee plans to transfer or assign some or all of the Options to a limited partnership owned by members of the Optionee's immediate family (the "Partnership") promptly after the date of this Agreement. Optionee agrees to ensure that no person obtains any beneficial interest in the Partnership who is not a member of his immediate family. The Corporation and the Optionee agree that the Optionee shall have the right, upon written request to the Corporation, to designate a priority vesting schedule as between the Options retained by Optionee and those Options transferred to the Partnership. By way of illustration only, the Optionee may determine that those Options retained by him shall vest first and those transferred to the Partnership shall begin vesting only after the Options retained by the Optionee have completely vested.

      5. PAYMENT OF TAXES UPON EXERCISE. The Optionee understands and acknowledges that under currently applicable law, at least as relates to the options other than those options sold to the Partnership, the Optionee may be required to include in the Optionee's taxable income, at the time of exercise of the Option, the amount by which the value of the Option Shares purchased (the "Exercise Shares") exceeds the Exercise Price paid. The Optionee hereby authorizes the Corporation to withhold Exercise Shares of a value equivalent to the amount of tax required to be withheld by the Corporation (to the extent that the Corporation determines in good faith that such withholding is required under applicable law) out of any taxable income to be realized by the Optionee upon exercise of the Option; provided, however, that the Optionee may, in the alternative, in order to satisfy such withholding requirement, deliver to the Corporation cash or other shares of Common Stock owned by the Optionee.

      6. SECURITIES LAW REQUIREMENTS; REGISTRATION The Corporation shall use all reasonable efforts to ensure that the Options meet the requirements of Rule 16b-3, promulgated under Section 16 of the Securities Exchange Act of 1934, as amended. The Corporation , at the Corporation's expense, register with the Securities and Exchange Commission and under applicable blue sky laws, and list with the American Stock Exchange or such other exchange on which Corporation shares are listed from time to time, the Option Shares, as such Option Shares may be modified by Section 8 hereof, which will be delivered to Optionee (and Optionee's transferees) upon the exercise of the Options. The Corporation shall use all reasonable efforts to cause a registration statement covering such registration and the listing application covering such listing on to be ordered effective or approved on or before December 31, 1996. It is the intent of the parties to this Agreement that Optionee (and Optionee's transferees) may sell the shares of common stock of the Corporation immediately after the exercise of the Options.

      7. NO RIGHTS AS SHAREHOLDER. The Optionee (and Optionee's transferees) shall not have any rights as a shareholder with respect to any of the Option Shares until the date of issuance by the Corporation to the Optionee (and Optionee's transferees) of a stock certificate representing such Option Shares. Except as otherwise provided in Section 8 hereof, the Optionee (and Optionee's transferees) shall not be entitled to any dividends, cash or otherwise, or any adjustment of the Option Shares for such dividends, if the record date therefor is prior to the date of issuance of such stock certificate. Upon valid exercise of the Option by the Optionee (and Optionee's transferees), the Corporation agrees to cause a valid stock certificate for the number of Option Shares then purchased to be issued and delivered to the Optionee (and Optionee's transferees) as soon as practicable thereafter and in any event no later than five (5) business days after receipt of the applicable Notice and Payment from the Optionee (and/or Optionee's transferees).

      8.    CORPORATE PROCEEDINGS OF THE CORPORATION.

            (a) The existence of the Option shall not affect in any way the right or power of the Corporation or its officers, directors and shareholders, as the case may be, to (i) make or authorize any adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Corporation, (ii) participate in any merger or consolidation of the Corporation, (iii) issue any Common Stock, bonds, debentures, preferred or prior preference stock or any other securities affecting the Common Stock or the rights of holders thereof,
      (iv) dissolve or liquidate the Corporation, (v) sell or transfer all or any part of the assets or business of the Corporation, or (vi) perform any other corporate act or proceedings, whether of a similar character or otherwise.

            (b) If the Corporation merges into or with or consolidates with (such events collectively referred herein as a "Merger") any corporation or corporations and is not the surviving corporation, then the surviving corporation may assume the Option or substitute a new option of the surviving corporation for the Option; provided, however, that the excess of the aggregate fair market value of the securities subject to the Option immediately after such assumption, or the new option immediately after such substitution, over the aggregate Exercise Price of such shares must be, based upon a good faith determination by the Board of Directors of the Corporation, not less than the excess of the aggregate fair market value of the Common Stock subject to the Option immediately before such substitution or assumption over the aggregate Exercise Price of such Common Stock.

            (c) In the event that the surviving corporation does not utilize the provisions of (b) above, or in the event of a dissolution or liquidation of the Corporation, the Corporation shall cause written notice of such Merger or dissolution or liquidation and a description of the material terms and conditions thereof to be delivered to the Optionee (and Optionee's transferees) at least thirty (30) days prior to the proposed effective date (the "Effective Date") of such event. The Optionee (and Optionee's transferees) shall be entitled to exercise the Option (as to all Option Shares, whether or not the Option is not then otherwise exercisable under Section 2) until the earlier of the Effective Date or the Expiration Date. Notwithstanding the foregoing, in the event that Optionee (and/or Optionee's transferees) is precluded from immediately selling the Option Shares received upon the exercise of the Options by applicable state or federal securities laws, the Corporation agrees to loan to Optionee (and/or Optionee's transferees, if applicable) amounts necessary to fund the Payments to the Corporation pursuant to Section 3 hereof upon the exercise of the Options. The loans contemplated by this Section shall bear interest (at the average borrowing rate charged from time to time on the Company's indebtedness to its principal lender or lenders), shall be secured by the Option Shares issued upon the exercise of the applicable Options and shall be repayable promptly after the lapse of the securities laws restrictions which precluded the sale of the Option Shares by Optionee (and Optionee's transferees, if applicable) immediately after exercise of the Options. To the extent that the Merger, dissolution or liquidation is consummated after the Expiration Date, the Option shall terminate and the Corporation shall have no further obligations of any type hereunder. The provisions of this paragraph shall not apply to any merger or reorganization, the principal purpose of which is to change the jurisdiction of the domicile of the Corporation.

            (d) If, while the Option is outstanding, the Corporation shall effect a subdivision or consolidation of the shares of Common Stock or other capital readjustment, the payment of a common stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) in the event of an increase in the number of shares of Common Stock outstanding, the number of Option Shares shall be proportionately increased, and the per share Exercise Price shall be proportionately reduced, and (ii) in the event of a reduction in the number of shares of Common Stock outstanding, the number of Option Shares shall be proportionately reduced, and the per share Exercise Price shall be proportionately increased. No fractional share of Common Stock shall be issued upon any such exercise and the Exercise Price shall be appropriately reduced on account of any fractional share not issued.

            (e) The issuance by the Corporation of shares of stock of any class of securities convertible into shares of stock of any class, including Common Stock, for cash, property, labor or services rendered, either upon direct sale or upon the exercise of rights, options, or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Option Shares or the Exercise Price.

      9. TERMINATION.Except as otherwise provided in this Section 9, if the Optionee for any reason whatsoever ceases to be employed by the Corporation, or a parent or subsidiary corporation of the Corporation, and prior to such cessation, the Optionee was employed at all times from the date of the granting of the Option until the date of such cessation, the Option must be exercised by the Optionee (to the extent that the Optionee is entitled to do so at the date of cessation) within four years following the date of cessation of employment, subject to the Expiration Date. Notwithstanding the foregoing:

            (a) If the Optionee is terminated for cause (as defined in the Employment Agreement), the Option will terminate as to all of the unexercised Option Shares on the thirtieth day following such termination, during which thirty days the Optionee may exercise the option as to the Option Shares exercisable on or prior to the date of such termination for cause.

            (b) If the Optionee is terminated without cause (as defined in the Employment Agreement), including a constructive termination without cause (as described in Section 4.6 of the Employment Agreement), the Optionee may exercise the Option as to all of the Option Shares (whether previously vested or not); provided that any such exercise shall occur on or before four years after the termination of Optionee's employment.

            (c) If the Optionee becomes physically or mentally disabled, as hereinafter defined, while employed by the Corporation or a parent or subsidiary corporation of the Corporation, and prior to such disability the Optionee was employed at all times from the date of the granting of the Option until the date of disability, the Option must be exercised by the Optionee (to the extent that the Optionee is entitled to do so at the date of disability) at any time within two years year after the date of disability or the Expiration Date, whichever is earlier.

            " Physically or mentally disabled" shall have the meaning provided in Section 4.5 of the Employment Agreement.

            (d) In the event that the Optionee dies while employed by the Corporation or a parent or subsidiary corporation of the Corporation, and prior to death the Optionee was employed at all times from the date of the granting of the Option until the date of death, the Option must be exercised (to the extent that the Optionee is entitled to do so at the date of death) by a legatee or legatees of the Optionee under the Optionee's will, or by the Optionee's personal representatives or distributes, at any time within two (2) years after the date of death or the Expiration Date, whichever is earlier, and if not so exercised, the Option shall thereupon terminate.

            Nothing in (a), (b), (c) or (d) shall extend the time for exercising the Option granted pursuant to this Agreement beyond the Expiration Date.

      10. DISPOSITION OF STOCK AFTER EXERCISE OF OPTION. Notwithstanding any other provision of this Agreement to the contrary, in consideration of the granting of the Option, the Optionee agrees not to dispose of any Option Shares without the prior approval of the Corporation unless such disposition is permissible under applicable state and federal securities laws.

      11. NOTICES. All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to be delivered when actually received through U.S. Express Mail or any private express service (as evidenced by a written receipt), or, if earlier, and regardless of whether actually received (except where receipt is specified in this Agreement), four (4) days following deposit in a regularly maintained receptacle for the United States mail, registered or certified, return receipt requested, postage fully prepaid, addressed to the addressee at its address set forth below or at such other address as such party may have specified theretofore by notice delivered in accordance with this Section:

            If to the Corporation:  DI Industries, Inc.
                                    450 Gears Road, Suite 625
                                    Houston, Texas  77067
                                    Attn:  President

            If to Optionee:         Thomas P. Richards
                                    1318 Forest Brook
                                    Sugar Land, Texas 77478

      12. TRANSFERABILITY; BINDING EFFECT. The Option shall be transferable only as set forth in Section 4. Subject to the foregoing, all covenants, terms, agreements and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Corporation and the Optionee and their respective successors and assigns.

      13. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the Corporation and the Optionee relating to the subject matter hereof.

      14. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Texas.

      15. CAPTIONS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      16. COUNTERPARTS. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

                               CORPORATION:

                               DI INDUSTRIES, INC.

                               By: /s/ IVAR SIEM
                               Name:   Ivar Siem
                               Title:  Chairman of the Board

                               OPTIONEE:

                               /s/   THOMAS P. RICHARDS
                                     Thomas P. Richards

                          ACKNOWLEDGMENT OF SPOUSE TO
                 TERMS OF NON-QUALIFIED STOCK OPTION AGREEMENT

      I, Anita R. Richards, am the spouse of Thomas P. Richards ("Optionee"), and I am fully aware of, understand, and fully consent and agree to the provisions of the Non-Qualified Stock Option Agreement, dated September 3, 1996 executed by Optionee and DI Industries, Inc. (the "Corporation"). I understand the binding effect of this Agreement and its binding effect upon any interest, community or otherwise, I may now or hereafter own, and I agree that the termination for any reason of my marital relationship with Optionee shall not have the effect of removing any stock of the Corporation otherwise subject to the terms of this Agreement from the coverage hereof.

      Signed this day of September 3, 1996.


                                          /s/ ANITA R. RICHARDS
                                              Anita R. Richards
                                          Spouse of Thomas P. Richards

                                    ANNEX I

                              DI INDUSTRIES, INC.

                                EXERCISE NOTICE

                                                     ------------------, -----

DI Industries, Inc.
450 Gears Road, Suite 625
Houston, Texas 77067

Gentlemen:

      I hereby acknowledge that I am acquiring _____________ shares ("Shares") of common stock, $0.10 par value, of DI Industries, Inc. ("Corporation") pursuant to that certain Non-Qualified Stock Option Agreement dated September ,1996 (the "Agreement").

      I agree that the shares purchased will only be transferable in compliance with applicable securities laws.

      I understand that I may be required to include in my taxable income the amount by which the value of the Shares exceeds the exercise price paid and I hereby authorizes the Corporation to withhold Shares of a value equivalent to the amount of tax required to be withheld by the Corporation out of any taxable income derived by me; provided, however, that I may, in the alternative, in order to satisfy such withholding requirement, deliver to the Corporation cash or other shares of the Corporation's common stock owned by me.

      I understand the nature of the Shares and the financial risks thereof. I do not desire any further information or data concerning the Corporation.

                                Very truly yours,

                                          --------------------------------
                                          (Signature)

                                          --------------------------------
                                          (Name)

                                          Date:___________________________